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                 HMN FINANCIAL, INC.
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                                    March 13, 1998


Mr. Richard J. Nelson                                             BY TELECOPY
LaSalle Financial Partners, L.P.
Suite 405 - 259 Michigan Ave.
Kalamazoo, Michigan 49007


Dear Mr. Nelson:

In confirmation of our telephone conversation this afternoon, the Board of Directors of the Company has considered your suggestion that we add Mr. Burton as an additional director. As I have previously conveyed to you, we are always open to suggestions that our investors may have for improving the performance of the Company or its governance.

The Board has concluded that it would not be appropriate to add Mr. Burton to the Board. While the Board recognizes (and of course would prefer to avoid) the inevitable expenses associated with the potential litigation referred to in your March 11th letter, the Board has concluded that it would be inappropriate from a corporate governance perspective to place Mr. Burton on the Board merely in an attempt to avoid that litigation.

The Board does periodically consider its makeup, as evidenced by our nomination of Mr. Geisler in 1996 and Mr. Benson in 1997, each of whom has been a valuable addition to the Board. If we were to consider expanding the Board, the Board would, of course, want to go through a careful and deliberative process to identify the best candidates that could add the most value for our stockholders.

We continue to believe that litigation will not be productive, and believe that the issue of whether Mr. Burton should be elected to the Board is best decided by a vote of ALL of the Company's stockholders. Should you decide to pursue the litigation referred to in your March 11th letter, however, the Company is prepared to vigorously protect the interests of the Company and its stockholders.

Thank you for your interest.

Very truly yours,
HMN Financial, Inc.


Roger P. Weise
President